                                                                   Exhibit 99.2

                               LAB HOLDINGS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints P. Anthony Jacobs and Steven K. Fitzwater and each of them, jointly and severally, as proxies, each with full power of substitution, for and in the name and place of the undersigned, to vote all of the shares of $1.00 par value common stock of Lab Holdings, Inc., a Missouri corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of stockholders of the Company to be held at the offices of LabONE, Inc., 10101 Renner Blvd., Lenexa, Kansas, on August 6, at 2:00 p.m. local time, and at any adjournment or postponement thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side of this card.

                           (To be signed on Reverse Side)

                               (See Reverse Side)


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         Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               LAB HOLDINGS, INC.
                                 August 6, 1999

                   Please Detach and Mail in the Envelope Provided


                                                     FOR             AGAINST         ABSTAIN
1.  Proposal to adopt the Agreement and Plan of      / /             / /             / /
    Merger, as amended and restated, dated as of
    March 7, 1999 and the transactions contemplated
    thereby.

                                                     FOR             AGAINST         ABSTAIN
2.  Proposal to amend Paragraph B.4 of Article       / /             / /            / /
    X of the Articles of Incorporation to change
    the definition of "Continuing Director Quorum"
    from nine continuing directors to two-thirds of
    the Continuing Directors.

                                                                     WITHHOLD
                                                     FOR             AUTHORITY
                                                     THE NOMINEES    TO VOTE FOR THE NOMINEES
3.  Election of Class B Directors to serve until     / /             / /
    the merger or the 2002 annual meeting
                                                     Nominees:  John H. Robinson, Jr.
                                                                Lan C. Bentsen

FOR, except vote withheld from the following         (Cumulative voting accepted.
nominee:                                             See Proxy Statement)
-------------------------------------

                                                     FOR             AGAINST         ABSTAIN
4.  Proposal to ratify the selection of KPMG LLP     / /             / /             / /
    as independent public accountants.

5.  In their  discretion, the  proxies are
    authorized to vote upon all other matters that may properly come before the meeting.

     The Board of Directors recommends a vote FOR each of the proposals and a vote FOR John H. Robinson, Jr. and Lan C. Bentsen as directors and ______________________. If you sign and return this proxy it will be voted in the manner directed herein. This proxy contains discretionary authority with respect to matters as to which no choice is specified. IF YOU DO NOT DESIGNATE HOW YOUR SHARES ARE TO BE VOTED, THE PROXY WILL BE VOTED FOR JOHN
H. ROBINSON, JR. AND LAN C. BENTSEN AND FOR PROPOSALS (1), (2) AND (4).

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE


Signature ______________  Date ________, 1999     Signature __________________  Date __________, 1999



NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in full corporate or entity name by President or other authorized officer and give full title.



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